Exhibit 1.2

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

May 17, 2018

Ladies and Gentlemen:

BRT Apartments Corp., a Maryland corporation (the “Company”) and ________(the “Agent”) are parties to that certain Equity Distribution Agreement dated January 11, 2018 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The parties, intending to be legally bound, hereby amend the Original Agreement as follows (to be effective as set forth in paragraph 3 below):

1.          Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

Issuance and Sale of Shares.  Subject to the next paragraph, the Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000 (the “Maximum Amount”); provided, however, that in no event shall the Company issue or sell through the Agent such number of Placement Shares that (a) exceeds the number of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (b) exceeds the number of authorized but unissued shares of the Company’s Common Stock.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate offering price of the Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance, provided that the Agent strictly follows the trading instructions provided pursuant to any Placement Notice (as defined below), including, without limitation, not selling in excess of the number of Placement Shares specified in any Placement Notice.  The issuance and sale of Placement Shares through the Agent shall be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue Common Stock.

The Company has also entered into separate Agreements of even date herewith (the “Alternative Sales Agreements”), pursuant to which it may, from time to time during the term of such Alternative Sales Agreement, issue and sell through or to B. Riley FBR, Inc. or BTIG, LLC (the “Alternative Agents”), as sales agents and/or principals.  The aggregate offering price of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Sales Agreements shall not exceed the Maximum Amount.

The Company has filed in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (No. 333-213162), including a base prospectus, relating to certain securities (including the Placement Shares) to be issued from time to time by the Company, and which incorporates by reference documents that the Company  has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).  The Company has also prepared a prospectus supplement to the base prospectus included as part of the registration statement, which specifically relates to the Placement Shares to be issued from time to time by the Company (the “ATM Prospectus Supplement”).  The Company will furnish to the Agent, for use by the Agent, copies of the ATM Prospectus Supplement relating to the Placement Shares.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B, 430C or 462(b) of the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Placement Shares, collectively are herein called the “Registration Statement.”  The ATM Prospectus Supplement, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, in the form in which the ATM Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated, or deemed incorporated, by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications system (collectively, “EDGAR”).

2.          Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

3.          Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) shall continue to refer to the time of execution of the Original Agreement.

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4.          Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.          Waiver of Jury Trial. The Company and the Agent each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

6.          Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

Very truly yours,

BRT APARTMENTS CORP., the Company

By:
Name:
Title:

[Signature page to Amendment No. 1 to Equity Distribution Agreement]

[Agent Name]

By:
Name:
Title: